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                                                                     EXHIBIT 3.2

                                    BY-LAWS

                                       OF

                                AGCO CORPORATION


                                   ARTICLE I

                             STOCKHOLDERS MEETINGS


                 1. PLACES OF MEETINGS. All meetings of stockholders shall be held at such place or places in or outside of Delaware as the board of directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of Delaware.

                 2. ANNUAL MEETINGS. Unless otherwise determined from time to time by the board of directors, the annual meeting of stockholders shall be held each year for the election of directors and the transaction of such other business as may properly come before the meeting on the first Monday in the fourth month following the close of the fiscal year commencing at some time between 10 A.M. and 3 P.M., if not a legal holiday and if a legal holiday, then on the day following at the same time. If the annual meeting is not held on the date designated, it may be held as soon thereafter as convenient and shall be called the annual meeting. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote at his address as it appears on the records of the corporation not less than the minimum nor more than the maximum number of days permitted under the laws of Delaware prior to the scheduled date thereof, unless such notice is waived as provided by Article VIII of these By-Laws.


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                 3.       SPECIAL MEETINGS.  A special meeting of stockholders
may be called at any time by order of the board of directors or the executive committee. Written notice of the time, place and specific purposes of such meetings shall be given by mail to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation not less than the minimum nor more than the maximum number of days prior to the scheduled date thereof permitted under the laws of Delaware, unless such notice is waived as provided in Article VIII of these By-Laws.

                 4. MEETINGS WITHOUT NOTICE. Meetings of the stockholders may be held at any time without notice when all the stockholders entitled to vote thereat are present in person or by proxy.

                 5. VOTING. At all meetings of stockholders, each stockholder entitled to vote on the record date as determined under Article V,
Section 3 of these By-Laws or if not so determined as prescribed under the laws of Delaware shall be entitled to one vote for each share of stock standing on record in his name, subject to any restrictions or qualifications set forth in the certificate of incorporation or any amendment thereto.

                 6. QUORUM. At any stockholders' meeting, a majority of the number of shares of stock outstanding and entitled to vote thereat present in person or by proxy shall constitute a quorum but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitation as may be imposed under the laws of Delaware. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote present thereat shall decide any question brought before such meeting unless the question is one upon which a different vote is required by express provision of the laws of Delaware, the certificate of incorporation or these By-Laws, in which case such express provisions shall govern.




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                 7.       LIST OF STOCKHOLDERS.  At least ten days before every
meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the secretary or the transfer agent in charge of the stock ledger of the corporation. Such list shall be open for examination by any stockholder as required by the laws of Delaware. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the corporation or to vote in person or by proxy at such meeting.

                 8. NO ACTION IN WRITING. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                 9. NOTICE OF BUSINESS. No business may be transacted at any meeting of stockholders, whether annual or special, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 of this Article I and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in Section 9 of this Article I. The nomination by a stockholder of any person for election as a director, other than the persons nominated by the board of directors or any duly authorized committee thereof, shall be considered business other than business specified in clauses (a) and
(b) above and shall be permitted only upon compliance with the requirements of this Section 9 of this Article I.




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                          In addition to any other applicable requirements for
business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                          In the case of a meeting of stockholders which is an
annual meeting, to be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In the case of a meeting of stockholders which is not an annual meeting, to be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than forty-five
(45) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

                          To be in proper written form, a stockholder's notice
to the secretary must be set forth as to each matter such stockholder proposes to bring before the meeting (i) a brief description of the business described to be brought before the meeting and




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the reasons for conducting such business at the meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting, and (vi) in the case of the nomination of a person as a director, a brief description of the background and credentials of such person including (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

                          No business shall be conducted at a meeting of
stockholders except business brought before such meeting in accordance with the procedures set forth in this Section 9 of this Article I, provided, however, that, once business has been properly brought before a meeting in accordance with such procedures, nothing in this Section 9 of this Article I shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.




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                                   ARTICLE II

                               BOARD OF DIRECTORS

                 1. NUMBER AND ELECTION OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than 13 directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Immediately following the adoption by the Corporation of this by-law, a majority of the Board of Directors shall elect Class I directors for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At the next ensuing annual meeting of stockholders (the "First Meeting"), the term of office of the Class I directors shall expire and successors to the Class I directors shall be elected for a three-year term. At the next ensuing annual meeting of stockholders held after the First Meeting (the "Second Meeting"), the term of office of the Class II directors shall expire and successors to the Class II directors shall be elected for a three-year term. At the next ensuing annual meeting of stockholders held after the Second Meeting, the term of office of the Class III directors shall expire and successors to the Class III directors shall be elected for a three-year term. Thereafter, at each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.




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A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                          Notwithstanding the foregoing, whenever the holders
of any one or more classes or series of preferred stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 1 of this Article III unless expressly provided by such terms.

                 2. POWERS. The business and affairs of the Corporation shall be carried on by or under the direction of the board of directors, which shall have all the powers authorized by the laws of Delaware, subject to such limitations as may be provided by the certificate of incorporation or these By-Laws.

                 3. COMPENSATION. The board of directors may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the corporation, including, but not limited to, fees for attendance at all meetings of the board or of the executive or other committees, and determine the amount of such fees and compensation. Directors shall in any event be paid their traveling expenses for attendance at all meetings of the board or of the executive or other committees. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the board or the executive committee.




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                 4.       MEETINGS AND QUORUM.  Meetings of the board of
directors may be held either in or outside of Delaware. A quorum shall be one-third the then authorized total number of directors, but not less than two directors. A director will be considered present at a meeting, even though not physically present, to the extent and in the manner authorized by the laws of Delaware.

                 The board of directors elected at any annual stockholders' meeting shall, at the close of that meeting without further notice if a quorum of directors be then present or as soon thereafter as may be convenient, hold a meeting for the election of officers and the transaction of any other business. At such meeting they shall elect a president, a secretary and a treasurer, and such other officers as they may deem proper, none of whom except the chairman of the board, if elected, need be members of the board of directors.

                 The board of directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the president or the chairman of the board and must be called by the president or by the secretary or an assistant secretary upon the request of any director.

                 Notice of each meeting, other than a regular meeting (unless required by the board of directors), shall be given to each director by mailing the same to each director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephone or telegraph to him at least one day before the meeting unless, in case of exigency, the chairman of the board, the president or secretary shall prescribe a shorter notice to be given personally or by telephone, telegraph, cable or wireless to all or any one or more of the directors at their respective residences or places of business.




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                 Notice of any meeting shall state the time and place of such meeting, but need not state the purpose thereof unless otherwise required by the laws of Delaware, the certificate of incorporation, the By-Laws, or the board of directors.

                 5. EXECUTIVE COMMITTEE. The board of directors may by resolution passed by a majority of the whole board provide for an executive committee of two or more directors and shall elect the members thereof to serve during the pleasure of the board and may designate one of such members to act as chairman. The board may at any time change the membership of the committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of the committee, or dissolve it.

                          During the intervals between the meetings of the
board of directors, the executive committee shall perform all the powers of the Board except as limited by the General Corporation Law of the State of Delaware or by the Company's Certificate of Incorporation or By-Laws.

                          The executive committee may determine its rules of
procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.

                 6. AUDIT COMMITTEE. The functions of the audit committee shall be to meet with external auditors to discuss the current year audit plan; meet with external auditors to discuss the results of the audit and their opinion regarding the fairness of the annual financial statements; review audit fees and fees for management advisory services; meet with management to discuss the internal audit plan and current staffing; meet with management, internal and external auditors to discuss the auditor's "management letter" and management's response; and meet with management and the internal auditors to discuss the corporate control




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environment and regulatory compliance.  The audit committee is hereby authorized to perform such functions. The audit committee shall meet once before the external audit begins and again near the completion date with meetings at other times as appropriate.

                 7. COMPENSATION COMMITTEE. The functions of the compensation committee shall be to review, approve, recommend and report to the chief executive officer and the board matters specifically relative to the compensation of the Company's chief executive officer and other key executives and administration of the Company's 1991 Stock Option Plan and Management Incentive Compensation Plan, and the compensation committee is hereby authorized to perform such functions.

                 8. NOMINATING COMMITTEE. The functions of the nominating committee are to identiy candidates and recommend to the board nominees for membership on the board of directors, recommend candidates for membership and chairmanship of standing committees, perform annual evaluations of board performance and recommend actions to improve board performance and governance. Nominations for board membership shall be consistent with criteria approved by a majority of the whole board for director selection. In nominations for committee membership and chairmanship the nominating committee shall:
                          a.      include the chairman of the board, chief
executive officer and chairmen of the standing committees as members of the executive committee;
                          b.      include the chairman of the board and the
chief executive officer as members of the strategic planning committee;
                          c.      include only outside directors as members of
the audit, compensation and nominating committees; and
                          d.      consider differences in individual director
expertise and availability and the efficiencies of continuity of committee experience versus the desirability of altering committee composition at reasonable intervals.




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                 9.       OTHER COMMITTEES.  The board of directors may by
resolution provide for such other committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the board.

                 10. ACTION WITHOUT MEETINGS. Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without meeting by written consent setting forth the action so taken signed by all of the directors entitled to vote with respect to the subject matter thereof.

                                  ARTICLE III

                                    OFFICERS

                 1. TITLES AND ELECTION. The officers of the corporation shall be a president, a secretary and a treasurer, who shall initially be elected as soon as convenient by the board of directors and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the board following any annual stockholders' meeting, each of whom shall hold office at the pleasure of the board except as may otherwise be approved by the board or executive committee, or until his earlier resignation, removal under these By-Laws or other termination of his employment. Any person may hold more than one office if the duties can be consistently performed by the same person, and to the extent permitted by the laws of Delaware.

                          The board of directors, in its discretion, may also
at any time elect or appoint a chairman of the board of directors who shall be a director, and one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the board, except as may otherwise be approved by the board or executive committee, or until his earlier




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resignation, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the board or in case of officers other than the chairman of the board, it not so prescribed or determined by the board, as the president or the then senior executive officer may prescribe or determine.

                          The board of directors may require any officer or
other employee or agent to give bond for the faithful performance of his duties in such form and with such sureties as the board may require.

                 2. DUTIES. Subject to such extension, limitations, and other provisions as the board of directors or the By-Laws may from time to time prescribe or determine, the following officers shall have the following powers and duties:

                          (a)     CHAIRMAN OF THE BOARD.  The chairman of the
board, when present, shall preside at all meetings of the stockholders and of the board of directors and shall be charged with general supervision of the management and policy of the corporation, and shall have such other powers and perform such other duties as the board of directors may prescribe from time to time.

                          (b)     PRESIDENT.  Subject to the board of directors
and the provisions of these By-Laws, the president shall be the chief executive officer of the corporation, shall exercise the powers and authority and perform all of the duties commonly incident to his office, shall in the absence of the chairman of the board preside at all meetings of the stockholders and of the board of directors if he is a director, and shall perform such other duties as the board of directors or executive committee shall specify from time to time. The president or a vice president, unless some other person is thereunto specifically authorized by the board of directors or executive committee, shall sign all bonds, debentures, promissory notes, deeds and contracts of the corporation.




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                          (c)     VICE PRESIDENT.  The vice president or vice
presidents shall perform such duties as may be assigned to them from time to time by the board of directors or by the president if the board does not do so. In the absence or disability of the president, the vice presidents in order of seniority may, unless otherwise determined by the board, exercise the powers and perform the duties pertaining to the office of president, except that if one or more executive vice presidents has been elected or appointed, the person holding such office in order or seniority shall exercise the powers and perform the duties of the office of president.

                          (d)     SECRETARY.  The secretary or in his absence
the assistant secretary shall keep the minutes of all meetings of stockholders and of the board of directors, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as may be prescribed or determined from time to time by the board of directors or by the president if the board does not do so.

                          (e)     TREASURER.  The treasurer, subject to the
order of the board of directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the corporation (other than his own bond, if any, which shall be in the custody of the president), and shall have, under the supervision of the board of directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the board of directors or by the president if the board does not do so. He may endorse for deposit or collection all checks, notes, etc., payable to the corporation or to its order. He shall keep accurate books of account of the corporation's




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transactions, which shall be the property of the corporation, and together with all its property in his possession, shall be subject at all times to the inspection and control of the board of directors. The treasurer shall be subject in every way to the order of the board of directors, and shall render to the board of directors and/or the president of the corporation, whenever they may require it, an account of all his transactions and of the financial condition of the corporation. In addition to the foregoing, the treasurer shall have such duties as may be prescribed or determined from time to time by the board of directors or by the president if the board does not do so.

                 3. DELEGATION OF AUTHORITY. The board of directors or the executive committee may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

                 4. COMPENSATION. The compensation of the chairman of the board, the president, all vice presidents, the secretary and the treasurer shall be fixed by the board of directors or the executive committee, and the fact that any officer is a director shall not preclude him from receiving compensation or from voting upon the resolution providing the same.


                                   ARTICLE IV

                      RESIGNATIONS, VACANCIES AND REMOVALS

                 1. RESIGNATIONS. Any director or officer may resign at any time by giving written notice thereof to the board of directors, the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.




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                 2.       VACANCIES.  (a)  DIRECTORS.  When the office of any
directors, becomes vacant or unfilled whether by reason of death, resignation, removal, increase in the authorized number of directors or otherwise, such vacancy or vacancies may be filled by the remaining director or directors, although less than a quorum. Any director so elected by the board shall serve until the election and qualification of his successor or until his earlier resignation or removal as provided in these By-Laws. The directors may also reduce their authorized number by the number of vacancies in the board, provided such reduction does not reduce the board to less than the minimum authorized by the Charter or the laws of Delaware.

                          (b)  OFFICERS.  The board of directors may at any
time or from time to time fill any vacancy among the officers of the corporation.

                 3. REMOVALS. (a) DIRECTORS. The stockholders may remove directors from office only for cause.

                          (b)  OFFICERS.  Subject to the provisions of any
validly existing agreement, the board of directors may at any meeting remove from office any officer, with or without cause, and may elect or appoint a successor; provided that if action is to be taken to remove the president the notice of meeting or waiver of notice thereof shall state that one of the purposes thereof is to consider and take action on his removal.


                                   ARTICLE V

                                 CAPITAL STOCK

                 1. CERTIFICATE OF STOCK. Every stockholder shall be entitled to a certificate or certificates for shares of the capital stock of the corporation in such form as may be prescribed or authorized by the board of directors, duly numbered and setting forth the number and




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kind of shares represented thereby.  Such certificates shall be signed by the chairman of the board, the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any or all of such signatures may be in facsimile if and to the extent authorized under the laws of Delaware.

                          In case any officer, transfer agent or registrar who
has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                 2. TRANSFER OF STOCK. Shares of the capital stock of the corporation shall be transferable only upon the books of the corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

                          The board of directors may appoint a transfer agent
and one or more cotransfer agents and a registrar and one or more coregistrars of transfer and may make or authorize the transfer agents to make all such rule and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

                 3. RECORD DATES. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other




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lawful action, the board of directors may fix in advance a record date which, in the case of a meeting, shall be not less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the laws of Delaware and which, in the case of any other action, shall be not more than the maximum number of days prior to any such action permitted by the laws of Delaware.

                          (b)  If no such record date is fixed by the board,
the record date shall be that prescribed by the laws of Delaware.

                          (c)  A determination of stockholders of record
entitled to notice of or to vote at a meeting of stockholders shall apply to an adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                 4. LOST CERTIFICATES. In case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the board of directors or executive committee or by the president if the board or the executive committee does not do so.


                                   ARTICLE VI

                    FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.

                 1. FISCAL YEAR. The fiscal year of the corporation shall commence or end at such time as the board of directors may designate.

                 2. BANK DEPOSITS, CHECKS, ETC. The funds of the corporation shall be deposited in the name of the corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the board of directors or executive committee, or by such officer or officers as




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the board or executive committee may authorize to make such designations.

                          All checks, drafts or other orders for the withdrawal
of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the board of directors or executive committee or as may be designated by an officer or officers authorized by the board of directors or executive committee to make such designations. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.





                                  ARTICLE VII

                               BOOKS AND RECORDS

                 1. PLACE OF KEEPING BOOKS. Unless otherwise expressly required by the laws of Delaware, the books and records of the corporation may be kept outside of Delaware.

                 2. EXAMINATION OF BOOKS. Except as may otherwise be provided by the laws of Delaware, the certificate of incorporation or these By-Laws, the board of directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the board of directors.


                                  ARTICLE VIII




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                                    NOTICES

                 1. REQUIREMENTS OF NOTICE. Whenever notice is required to be given by statute, the certificate of incorporation or these By-Laws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office letter box, or mail chute, postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

                 2. WAIVERS. Any stockholder, director or officer may, in writing or by telegram or cable, at any time waive any notice or other formality required by statute, the certificate of incorporation or these By-Laws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders' meeting and presence of any director at any meeting of the board of directors shall constitute a waiver of such notice as may be required by any statute, the certificate of incorporation or these By-Laws.


                                   ARTICLE IX

                                      SEAL

                 The corporate seal of the corporation shall consist of two concentric circles between which shall be the name of the corporation and in the center of which shall be inscribed "Corporate Seal, Delaware."

                                   ARTICLE X

                               POWERS OF ATTORNEY




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                 The board of directors or the executive committee may
authorize one or more of the officers of the corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the corporation, with or without power of substitution.

                 In the absence of any action by the board or the executive committee, the president, any vice president, the secretary or the treasurer of the corporation may execute for and on behalf of the corporation waivers of notice of stockholders' meetings and proxies for such meetings in any company in which the corporation may hold voting securities.

                                   ARTICLE XI

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 1. DEFINITIONS. As used in this article, the term "person" means any past, present or future director or officer of the corporation or a designated officer of an operating division of the corporation.

                 2. INDEMNIFICATION GRANTED. The corporation shall indemnify, defend and hold harmless against all liability, loss and expenses (including attorneys' fees reasonably incurred), to the full extent and under the circumstances permitted by the Delaware General Corporation Law of the State of Delaware in effect from time to time, any person as defined above, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer of the corporation or designated officer of an operating division of the corporation, or is or was as an employee or agent of the corporation acting as a director, officer, employee or agent of another company or other enterprise in which the corporation owns, directly or indirectly, an equity or other interest or of which it may be a creditor.




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                 If a person indemnified herein must retain an attorney
directly, the corporation may, in its discretion, pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this article or otherwise.

                 This right of indemnification shall not be deemed exclusive of any other rights to which a person indemnified herein may be entitled by By-Law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, designated officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person. It is not intended that the provisions of this article be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provision.

                 3. MISCELLANEOUS. The board of directors may also on behalf of the corporation grant indemnification to any individual other than a person defined herein to such extent and in such manner as the board in its sole discretion may from time to time and at any time determine.




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                                  ARTICLE XII

                                   AMENDMENTS

                 These By-Laws may be amended or repealed either:

                          (a)  at any meeting of stockholders at which a quorum
is present by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting as provided in Article I Sections 5 and 6 of these By-Laws, or

                          (b)  at any meeting of the board of directors by a
majority vote of the directors then in office;

                 provided the notice of such meeting of stockholders or directors or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal.




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